Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q3 2018 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – October 19, 2018 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended September 30, 2018. Highlights discussed below include year-over-year revenue growth of 9.6%, record fleet on rent in the Tank & Pump segment and margin expansion.

Total revenues were $149.7 million and rental revenues were $140.9 million, as compared to $136.6 million and $127.7 million, respectively, for the same period last year. Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $112.6 million and $28.3 million, respectively, compared to $104.5 million and $23.2 million, respectively, for the same period last year.

As previously communicated, in July the Company decided to divest of certain underperforming assets. The classification of these assets as held for sale generated a non-cash charge, which was slightly offset by expected proceeds upon disposal. As a result, the Company realized a net loss of $52.2 million, or $1.18 per diluted share, in the third quarter of 2018. The net loss compares to net income of $11.2 million, or $0.25 per diluted share, for the third quarter of 2017. On an adjusted basis, third quarter net income was $19.1 million, or $0.42 per diluted share, as compared to adjusted net income of $11.8 million, or $0.27 per diluted share, for the third quarter of 2017. Adjusted EBITDA was $55.4 million and adjusted EBITDA margin was 37.0% for the third quarter of 2018.

Asset Divestiture

The Company is in the process of divesting the aforementioned underperforming assets. These assets have not generated meaningful revenue over the last several years and therefore this asset disposal should not affect Mobile Mini’s ability to generate revenue or to meet customer demand, nor is this divestiture expected to negatively affect liquidity or free cash flow on a go-forward basis. The $98.3 million loss on divestiture consisted of a non-cash loss of $106.2 million, net of estimated proceeds. Approximately 50% of the assets were divested in the third quarter, and the remaining assets are anticipated to be divested by December 31, 2018. The Company is expecting to generate annual operational savings of $5 million to $7 million over the course of the 12 months following the completion of the divestitures, along with $4 million of reduced depreciation expense.

Dividend

The Company’s Board of Directors declared a cash dividend of 25.0 cents per share, which will be paid on November 28, 2018 to shareholders of record on November 14, 2018.

Third Quarter 2018 Highlights

●	Continued strong rental revenue growth in Tank & Pump Solutions with a 21.9% year-over-year increase.

●	Delivered solid Storage Solutions rental revenue year-over-year growth of 7.8%.

●	Reached all-time high Tank & Pump Solutions’ OEC fleet on rent and drove average OEC utilization to 72.2% for the quarter, up 560 bps compared to the prior-year quarter.

●	Increased total Storage Solutions average units on rent by 2.6% year-over-year, with utilization of 84.3% as of September 30, 2018.

●	Raised Storage Solutions rental rates by 2.4% year-over-year, with rates on new rentals up 2.3%.

●	Expanded adjusted EBITDA margin by 370 basis points to 37.0% and achieved adjusted EBITDA growth of 21.7%, compared to the prior-year quarter.

●	Generated strong net cash from operating activities of $46.3 million and free cash flow of $17.5 million.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “Third quarter results demonstrate that the processes and infrastructure that we have put in place are producing the operational efficiencies and financial results we expected. Our sales strategies continued to drive solid rental revenue growth of 10.4% during the quarter. We converted this top-line growth into 21.7% year-over-year adjusted EBITDA growth and expanded our adjusted EBITDA margin 370 basis points to 37.0% for the third quarter of 2018. This very strong profitability further resulted in $17.5 million of free cash flow.”

Mr. Olsson continued, “Rental revenues for our North American Storage Solutions segment grew 9.5% compared to the prior-year quarter and we believe that our seasonal business will be at similarly strong levels as last year. In our Tank & Pump Solutions business we have begun to see meaningful revenues generated on contracts that we won in late 2017 and early 2018 and we expect increased turnaround activity in the fourth quarter. The pipeline in North America looks healthy and economic indicators are positive, while activity in the U.K. is stable, with increases in rate offsetting a slight decrease in units on rent. For the full year 2018 we anticipate consolidated double-digit revenue growth as compared to 2017, outpacing our Evergreen model, leading to continued strong increases in adjusted EBITDA and free cash flow generation and a decreased leverage ratio.”

Conference Call

Mobile Mini will host a conference call today, Friday, October 19 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 194,300 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,600 units. Mobile Mini’s network is comprised of 157 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, expected operational savings from the asset disposal, our ability to generate revenue or to meet customer demand despite the disposal, the continued growth of revenue, adjusted EBITDA, and free cash flow, our ability to decrease our leverage ratio, expected levels of seasonal business from our North American Storage Solutions business, and the level of turn around activity of our Tank & Pump Solutions business, all of which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Van Welch, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Kevin Towle (212) 836-9620
(602) 308-3879 www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$140,924	$—	$140,924	$127,695	$—	$127,695
Sales	8,716	—	8,716	8,438	—	8,438
Other	67	—	67	503	—	503

Total revenues	149,707	—	149,707	136,636	—	136,636

Costs and expenses:
Rental, selling and general expenses	90,764	—	90,764	87,745	(237)	87,508
Cost of sales	5,770	—	5,770	5,519	—	5,519
Restructuring expenses	—	—	—	625	(625)	—
Asset impairment charge and loss on divestiture, net	98,278	(98,278)	—	—	—	—
Depreciation and amortization	16,191	—	16,191	15,935	—	15,935

Total costs and expenses	211,003	(98,278)	112,725	109,824	(862)	108,962

(Loss) income from operations	(61,296)	98,278	36,982	26,812	862	27,674

Other income (expense):
Interest income	—	—	—	4	—	4
Interest expense	(10,487)	—	(10,487)	(9,203)	—	(9,203)
Foreign currency exchange	24	—	24	(2)	—	(2)

(Loss) income before income tax provision	(71,759)	98,278	26,519	17,611	862	18,473
Income tax (benefit) provision	(19,594)	27,010	7,416	6,383	327	6,710

Net (loss) income	$(52,165)	$71,268	$19,103	$11,228	$535	$11,763

EBITDA/Adjusted EBITDA	$(45,081)		$55,427	$42,749		$45,531
EBITDA/Adjusted EBITDA as a percentage of total revenues	-30.1%		37.0%	31.3%		33.3%

Earnings per share:
Basic	$(1.18)		$0.43	$0.25		$0.27
Diluted	(1.18)		0.42	0.25		0.27

Weighted average number of common and common share equivalents outstanding:
Basic	44,323		44,323	44,039		44,039
Diluted	44,323		45,098	44,206		44,206

(1)

Adjusted column for the three months ended September 30, 2018 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended September 30, 2018 include the following, along with the related tax effects:

•	Exclusion of an asset impairment charge and loss on divestiture, net of proceeds of $98.3 million related to assets that the Company placed as held for sale during the quarter.
•

Exclusion of $2.6 million in income tax benefit resulting from the reversal in the quarter of a provisional tax expense related to the repatriation of foreign earnings for the impact of the U.S. federal tax reform enacted in the fourth quarter of 2017.

(2)

Adjusted column for the three months ended September 30, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended September 30, 2017 include the following, along with the related tax effects:

•	Reduction of $0.2 million in rental, selling and general expenses to exclude costs related to severance in conjunction with the departure of an executive.
•	Exclusion of costs of $0.6 million related to the restructuring of our business operations.

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except percentages and per share data)

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$406,149	$—	$406,149	$360,288	$—	$360,288
Sales	25,700	—	25,700	24,817	—	24,817
Other	511	—	511	1,748	—	1,748

Total revenues	432,360	—	432,360	386,853	—	386,853

Costs and expenses:
Rental, selling and general expenses	269,033	—	269,033	248,954	(2,623)	246,331
Cost of sales	16,925	—	16,925	16,039	—	16,039
Restructuring expenses	1,306	(1,306)	—	2,062	(2,062)	—
Asset impairment charge and loss on divestiture, net	98,278	(98,278)	—	—	—	—
Depreciation and amortization	50,206	—	50,206	46,941	—	46,941

Total costs and expenses	435,748	(99,584)	336,164	313,996	(4,685)	309,311

(Loss) income from operations	(3,388)	99,584	96,196	72,857	4,685	77,542

Other income (expense):
Interest income	6	—	6	20	—	20
Interest expense	(30,179)	—	(30,179)	(26,412)	—	(26,412)
Foreign currency exchange	69	—	69	(29)	—	(29)

(Loss) income before income tax provision	(33,492)	99,584	66,092	46,436	4,685	51,121
Income tax (benefit) provision	(11,182)	27,338	16,156	16,279	1,777	18,056

Net (loss) income	$(22,310)	$72,246	$49,936	$30,157	$2,908	$33,065

EBITDA/Adjusted EBITDA	$46,893		$153,980	$119,789		$129,179
EBITDA/Adjusted EBITDA as a percentage of total revenues	10.8%		35.6%	31.0%		33.4%

Earnings per share:
Basic	$(0.50)		$1.13	$0.68		$0.75
Diluted	(0.50)		1.11	0.68		0.75

Weighted average number of common and common share equivalents outstanding:
Basic	44,275		44,275	44,030		44,030
Diluted	44,275		45,011	44,190		44,190

(1)

Adjusted column for the nine months ended September 30, 2018 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the nine-month period ended September 30, 2018 include the following, along with the related tax effects:

•	Exclusion of costs of $1.3 million related to the restructuring of our business operations.
•	Exclusion of an asset impairment charge and loss on divestiture, net of proceeds of $98.3 million related to assets that the Company placed as held for sale during the period.
•

Exclusion of $2.6 million in income tax benefit resulting from the reversal in the period of a provisional tax expense related to the repatriation of foreign earnings for the impact of the U.S. federal tax reform enacted in the fourth quarter of 2017.

(2)

Adjusted column for the nine months ended September 30, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the nine-month period ended September 30, 2017 include the following, along with the related tax effects:

•	Reduction of $0.1 million in rental, selling and general expenses to exclude acquisition-related expenses.
•	Reduction of $2.5 million in rental, selling and general expenses to exclude costs related to severance and transition in conjunction with the departure of executives.
•	Exclusion of costs of $2.1 million related to the restructuring of our business operations.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2018	2017
As of September 30:
Stand-alone Storage Solutions locations	119	122
Stand-alone Tank & Pump Solutions locations	21	17
Combined Storage Solutions and Tank & Pump Solutions locations	17	16
Storage Solutions rental fleet units	194,300	214,900
Tank & Pump Solutions rental fleet units	12,600	12,000

Average utilization—Three months ended September 30:
Storage Solutions—utilization based on number of units	77.9%	71.8%
Tank & Pump Solutions—utilization based on original equipment cost	72.2%	66.6%

Average utilization—Nine months ended September 30:
Storage Solutions—utilization based on number of units	73.0%	70.1%
Tank & Pump Solutions—utilization based on original equipment cost	73.3%	64.3%

Mobile Mini, Inc.

Business Segment Information—Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total

Revenues:
Rental	$112,639	$28,285	$140,924	$104,488	$23,207	$127,695
Sales	7,696	1,020	8,716	6,743	1,695	8,438
Other	40	27	67	401	102	503

Total revenues	120,375	29,332	149,707	111,632	25,004	136,636

Costs and expenses:
Rental, selling and general expenses	71,121	19,643	90,764	69,958	17,550	87,508
Cost of sales	5,226	544	5,770	4,477	1,042	5,519
Depreciation and amortization	9,758	6,433	16,191	9,836	6,099	15,935

Total costs and expenses	86,105	26,620	112,725	84,271	24,691	108,962

Income from operations	$34,270	$2,712	$36,982	$27,361	$313	$27,674

Adjusted EBITDA	$46,174	$9,253	$55,427	$39,052	$6,479	$45,531
Adjusted EBITDA Margin	38.4%	31.5%	37.0%	35.0%	25.9%	33.3%

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total

Revenues:
Rental	$325,293	$80,856	$406,149	$293,780	$66,508	$360,288
Sales	21,785	3,915	25,700	20,763	4,054	24,817
Other	399	112	511	1,418	330	1,748

Total revenues	347,477	84,883	432,360	315,961	70,892	386,853

Costs and expenses:
Rental, selling and general expenses	212,248	56,785	269,033	195,928	50,403	246,331
Cost of sales	14,695	2,230	16,925	13,808	2,231	16,039
Depreciation and amortization	31,398	18,808	50,206	28,496	18,445	46,941

Total costs and expenses	258,341	77,823	336,164	238,232	71,079	309,311

Income (loss) from operations	$89,136	$7,060	$96,196	$77,729	$(187)	$77,542

Adjusted EBITDA	$127,798	$26,182	$153,980	$110,733	$18,446	$129,179
Adjusted EBITDA Margin	36.8%	30.8%	35.6%	35.0%	26.0%	33.4%

(1)

These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2018	December 31, 2017
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$4,935	$13,451
Receivables, net	118,101	111,562
Inventories	13,444	15,671
Rental fleet, net	925,956	989,154
Property, plant and equipment, net	155,621	157,304
Other assets	17,586	15,334
Intangibles, net	57,164	62,024
Goodwill	706,768	708,907

Total assets	$1,999,575	$2,073,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$32,610	$26,955
Accrued liabilities	80,114	78,084
Lines of credit	610,223	634,285
Obligations under capital leases	61,853	52,791
Senior notes, net	246,329	245,850
Deferred income taxes	158,758	173,754

Total liabilities	1,189,887	1,211,719

Stockholders’ equity:
Common stock	500	497
Additional paid-in capital	616,850	605,369
Retained earnings	407,559	463,322
Accumulated other comprehensive loss	(67,387)	(60,334)
Treasury stock	(147,834)	(147,166)

Total stockholders’ equity	809,688	861,688

Total liabilities and stockholders’ equity	$1,999,575	$2,073,407

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(22,310)	$30,157
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Asset impairment charge and loss on divestiture, net	98,278	—
Provision for doubtful accounts	1,980	3,176
Amortization of deferred financing costs	1,545	1,545
Amortization of long-term liabilities	109	98
Share-based compensation expense	7,866	5,890
Depreciation and amortization	50,206	46,941
Gain on sale of rental fleet	(4,523)	(4,273)
Loss on disposal of property, plant and equipment	548	472
Deferred income taxes	(12,891)	15,167
Foreign currency exchange	(69)	29
Changes in certain assets and liabilities, net of effect of businesses acquired	(4,519)	(3,370)

Net cash provided by operating activities	116,220	95,832

Cash flows from investing activities:
Proceeds from sale of assets held for sale	3,508	—
Additions to rental fleet, excluding acquisitions	(65,620)	(45,945)
Proceeds from sale of rental fleet	11,447	9,602
Additions to property, plant and equipment, excluding acquisitions	(14,635)	(12,816)
Proceeds from sale of property, plant and equipment	603	780

Net cash used in investing activities	(64,697)	(48,379)

Cash flows from financing activities:
Net repayments under lines of credit	(24,062)	(281)
Deferred financing costs	—	(12)
Principal payments on capital lease obligations	(6,683)	(5,526)
Issuance of common stock	3,617	4,685
Dividend payments	(33,312)	(30,120)
Purchase of treasury stock	(668)	(8,359)

Net cash used in financing activities	(61,108)	(39,613)

Effect of exchange rate changes on cash	1,069	632

Net change in cash	(8,516)	8,472

Cash and cash equivalents at beginning of period	13,451	4,137

Cash and cash equivalents at end of period	$4,935	$12,609

Equipment and other acquired through capital lease obligations	$15,746	$6,610
Capital expenditures accrued or payable	9,774	8,931

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin and free cash flow are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net (loss) income	$(52,165)	$11,228	$(22,310)	$30,157
Interest expense	10,487	9,203	30,179	26,412
Income tax (benefit) provision	(19,594)	6,383	(11,182)	16,279
Depreciation and amortization	16,191	15,935	50,206	46,941

EBITDA	(45,081)	42,749	46,893	119,789
Share-based compensation expense	2,230	1,920	7,503	4,705
Restructuring expenses	—	625	1,306	2,062
Asset impairment charge and loss on divestiture, net	98,278	—	98,278	—
Acquisition-related expenses	—	26	—	123
Other	—	211	—	2,500

Adjusted EBITDA	$55,427	$45,531	$153,980	$129,179

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$46,268	$32,611	$116,220	$95,832
Interest paid	13,576	12,192	31,753	30,379
Income and franchise taxes paid	939	213	2,346	1,313
Share-based compensation expense, including restructuring expense	(2,230)	(2,070)	(7,866)	(5,890)
Asset impairment charge and loss on divestiture, net	(98,278)	—	(98,278)	—
Gain on sale of rental fleet	1,263	1,447	4,523	4,273
Loss on disposal of property, plant and equipment	(71)	(190)	(548)	(472)
Changes in certain assets and liabilities, net of effect of businesses acquired	(6,548)	(1,454)	(1,257)	(5,646)

EBITDA	$(45,081)	$42,749	$46,893	$119,789

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$46,268	$32,611	$116,220	$95,832

Additions to rental fleet, excluding acquisitions	(27,144)	(22,918)	(65,620)	(45,945)
Proceeds from sale of rental fleet	3,770	3,319	11,447	9,602
Additions to property, plant and equipment, excluding acquisitions	(5,554)	(4,109)	(14,635)	(12,816)
Proceeds from sale of property, plant and equipment	136	12	603	780

Net capital expenditures, excluding acquisitions	(28,792)	(23,696)	(68,205)	(48,379)

Free cash flow	$17,476	$8,915	$48,015	$47,453

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.